                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                          ---------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                          ---------------------------
                          Universal Foods Corporation
              (Exact name of obligor as specified in its charter)


           Wisconsin                                      39-0561070
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

        433 East Michigan Street
          Milwaukee, Wisconsin                            53202
(Address of principal executive offices)                  (Zip Code)

                               Promissory Notes
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of November, 1998.


               The First National Bank of Chicago,
               Trustee

               By /s/ Sandra L. Caruba
                  --------------------------------
                  Sandra L. Caruba
                  Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                           November 8, 1998


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Universal Foods Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago


                                    By: /s/ Sandra L. Caruba
                                        ------------------------------
                                        Sandra L. Caruba
                                        Vice President

                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago     Call Date: 06/30/98
Address:              One First National Plaza, Ste 0460     ST-BK: 17-1630
City, State Zip:      Chicago, IL 60670                      FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                                        Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               Dollar Amounts in thousands    C400
                                                                               RCFD           BIL MIL THOU    ----
                                                                               ----           ------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):  RCFD
                                                                               ----
     a. Noninterest-bearing balances and currency and coin(1)                  0081            4,490,272       1.a
     b. Interest-bearing balances(2)                                           0071            5,586,990       1.b
 2.  Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)              1754                    0       2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)           1773            8,974,952       2.b
 3.  Federal funds sold and securities purchased under agreements to
     resell                                                                    1350            5,558,583       3.
 4.  Loans and lease financing receivables:                                    RCFD
     a. Loans and leases, net of unearned income (from Schedule                ----
        RC-C)                                                                  2122           28,257,868       4.a
     b. LESS: Allowance for loan and lease losses                              3123              413,742       4.b
     c. LESS: Allocated transfer risk reserve                                  3128                    0       4.c
     d. Loans and leases, net of unearned income, allowance, and               RCFD
        reserve (item 4.1 minus 4.b and                                        ----
        4.c)                                                                   2125           27,844,126       4.d
 5.  Trading assets (from Schedule RD-D)                                       3545            6,073,169       5.
 6.  Premises and fixed assets (including capitalized leases)                  2145              721,430       6.
 7.  Other real estate owned (from Schedule RC-M)                              2150                6,827       7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                            2130              184,515       8.
 9.  Customers' liability to this bank on acceptances outstanding              2155              310,026       9.
10.  Intangible assets (from Schedule RC-M)                                    2143              302,859      10.
11.  Other assets (from Schedule RC-F)                                         2160            2,137,491      11.
12.  Total assets (sum of items 1 through 11)                                  2170           62,191,240      12.

---------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago     Call Date: 06/30/98
Address:              One First National Plaza, Ste 0460     ST-BK: 17-1630
City, State Zip:      Chicago, IL 60670                      FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                                        Page RC-2
                      ---------

Schedule RC--Continued

                                                                                        Dollar Amounts in
                                                                                            Thousands
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                  RCON
        from Schedule RC-E, part 1)                                            2200           21,810,607      13.a
          (1) Noninterest-bearing (1)                                          6631            9,864,956      13.a
          (2) Interest-bearing                                                 6636           11,945,651      13.a
     b. In foreign offices, Edge and Agreement subsidiaries, and               RCFN
        IBFs (from Schedule RC-E, part II)                                     2200           15,794,963      13.b
          (1) Noninterest bearing                                              6631              482,528      13.b
          (2) Interest-bearing                                                 6636           15,312,435      13.b
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                            RCFD 28003      3.858,711      14
15.  a. Demand notes issued to the U.S. Treasury                               RCON 2840       1,444,748      15.a
     b. Trading Liabilities (from Schedule RC-D)                               RCFD 3548       5,661,633      15.b
16.  Other borrowed money:                                                     RCFD
     a. With original maturity of one year or less                             2332            4,356,061      16.a
     b. With original maturity of more than one year                           A547              385,550      16.b
     c. With original maturity of more than three years                        A548              320,386      16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                   2920              310,026      18.
19.  Subordinated notes and debentures                                         3200            2,200,000      19.
20.  Other liabilities (from Schedule RC-G)                                    2930            1,176,564      20.
21.  Total liabilities (sum of items 13 through 20)                            2948           57,319,249      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                             3838                    0      23.
24.  Common stock                                                              3230              200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)                  3839            3,188,187      25.
26.  a. Undivided profits and capital reserves                                 3632            1,467,324      26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                             8434               18,040      26.b
27.  Cumulative foreign currency translation adjustments                       3284               (2,418)     27.
28.  Total equity capital (sum of items 23 through 27)                         3210            4,871,991      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)                                     3300           62,191,240      29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of
     the statement below that best describes the
     most comprehensive level of auditing work
     performed for the bank by independent external                       Number
     auditors as of any date during 1996............ RCFD 6724 ..... N/A  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.